CONSENT TO ACTION WITHOUT MEETING OF
                            THE SHAREHOLDERS
                     OF CLAREMONT TECHNOLOGIES CORP.


     Pursuant to Section 78.320 of the Nevada Revised Statutes and
Section 13 of the Bylaws of Claremont Technologies Corp. ("Company"), each of which authorizes the taking of action by the written consent of shareholders without a meeting, the undersigned, constituting shareholders holding a majority of the outstanding shares of Company common stock
(the "Shareholders"), hereby acknowledge the following statements and give their written consent and take the following actions:

REMOVAL OF DIRECTION

     WHEREAS, Section 20 of the Company's Bylaws permits any director of the Company to be removed by an affirmative vote of the holders of a majority of the outstanding shares of the Company; and

     WHEREAS, the Shareholders executing this consent represent a majority of the outstanding shares of the Company; and

     WHEREAS, the Shareholders believe it is in the best interests of the Company to remove Mr. Dan Steer as a director of the Company.

ELECTION OF REPLACEMENT DIRECTOR

     WHEREAS, the above removal leaves a vacancy on the Company's
 Board of Directors; and

     WHEREAS, there are no remaining directors to fill such vacancy.

     RESOLVED, the Shareholders hereby elect Trevor Bentley to serve as a director of the Company until the next annual meeting of the Company, or until his successor is duly appointed.



     Pursuant to Section 78.315 of the Nevada Revised Statutes and
Section 23 of the Bylaws of the Company, each of which authorizes the taking of action by the written consent of the Board of Directors without a meeting, the undersigned, constituting the sole director of the Company, hereby acknowledges the following statements and give his written consent and takes the following actions:

     RESOLVED, pursuant to Section 15 of the Bylaws, the Board of Directors hereby expands the Board to three directors and hereby appoints
 Lorne Chomos to serve as a director of the Company until the next annual meeting of the Company, or until his successor is duly appointed. In addition, the Board is hereby extending an invitation to Dan Steer to accept the third Board position created. If Dan Steer does not accept such position within a reasonable period of time (as determined by the remaining member(s)of the Board), he will not be on the Board of Directors, and the number of openings on the Board shall be reduced correspondingly.

     RESOLVED, the Board of Directors hereby removes Dan Steer as an officer of the Company and appoints Trevor Bentley as President, CEO and CFO.

     IN WITNESS THEREOF, the undersigned hereby execute this consent effective the 17th day of February 2004 in the capacities listed.


DIRECTORS: (By executing below, the individuals, in addition to executing as a director, also accept their positions set forth above).



/s/   Trevor Bentley                   /s/   Lorne Chomos
------------------------------         --------------------------
Trevor Bentley                         Lorne Chomos


SHAREHOLDERS:



/s/   John Morita
------------------------------
JOHN MORITA  (6,400,000 shares)


/s/   Scott R. Opp
------------------------------
SCOTT R. OPP (688,000 shares)


/s/   Marlon J. McClain
------------------------------
MARLON J. MCCLAIN (736,000 shares)


/s/   Ramona Federation
------------------------------
RAMONA FEDERATION (793,600 shares)


/s/   Tom Stokes
-----------------------------
TOM STOKES (720,000 shares)


/s/   Mark Todorovic
-----------------------------
MARK TODOROVIC (755,200 shares)